UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

Dynamic Energy Alliance Corporation
(formerly Mammatech Corporation)

 (Exact name of registrant as specified in its charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

Memphis Clark Tower 5100 Popular Avenue, Ste. 2700 Memphis, TN	38137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 414-0003

233 North Garrard, Rantoul, IL 61866
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2011, Dynamic Energy Alliance Corporation, a Florida corporation (the “Corporation”), executed separate Securities Exchange Agreements (the “Agreements”) with thirteen (13) separate non-affiliated investors (collectively the “Debenture Holders”), each of whom held an outstanding Debenture issued by our wholly owned subsidiary, Dynamic Energy Development, Inc. (“DED”).  In the aggregate these Debentures were owed $226,500 in principal and were entitled to $45,300 in accrued interest and had a right to 226,500 shares of restricted common stock of DED (at $1.00 per share).  These thirteen (13) Debentures were acquired, along with accrued interest due the Debenture Holders, and all share rights were canceled in exchange for the private issuance to the Debenture Holders as a group of 1,494,909 restricted shares of the Corporation’s common stock.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On December 29, 2011, the Corporation issued a total of 1,494,909 shares of restricted common stock of the Corporation in the aggregate to thirteen (13) Debenture Holders, in exchange for a transfer to the Corporation of thirteen (13)  Debentures issued by the Corporation’s wholly owned subsidiary, DED.

The fair value of the share compensation paid by the Company, pursuant to each Agreement, was calculated at the closing market price of the Company’s publicly traded common shares on the date of execution of each Agreement, and in the aggregate totaled $179,389.08, or an average of  $0.12 per share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC ENERGY ALLIANCE CORP.

Dated: January 6, 2012	By:	/s/ James Michael Whitfield
James Michael Whitfield
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director

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